Exhibit 99.6

                   ROCKLAND ELECTRIC COMPANY AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS AT SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                         As At             Pro Forma            Pro Forma
                                                  September 30, 2000      Adjustments           Combined
                                                  ------------------      -----------           ---------
ASSETS

 Utility plant, net                                     $107,718            $                   $107,718
 Other property and investments                               26                                      26
 Cash and temporary cash investments                       7,177             56,685(D)            63,862
 Accounts receivable, net                                 11,584                                  11,584
 Other current assets                                     14,716                                  14,716
 Regulatory assets and deferred charges                   62,840                  --              62,840
                                                        --------            --------            --------

  Total Assets                                          $204,061            $ 56,685            $260,746
                                                        ========            ========            ========


CAPITALIZATION AND LIABILITIES

Capitalization

 Common shareholders' equity                            $109,349            $ (3,315)(F)        $106,034
 Long-term debt                                           19,978                  --              19,978
                                                        --------            --------            --------

  Total Capitalization                                   129,327              (3,315)            126,012
                                                        --------            --------            --------

 Other noncurrent liabilities                             13,960                                  13,960
 Notes Payable                                                --              60,000(E)           60,000
 Current liabilities                                      28,511                                  28,511
 Accumulated deferred federal income tax                  25,751                                  25,751
 Regulatory liabilities and deferred credits               6,512                  --               6,512
                                                        --------            --------            --------

  Total Capitalization and Liabilities                  $204,061            $ 56,685            $260,746
                                                        ========            ========            ========

Source: 2000 September Bondholder's Report - Balance Sheet.
The accompanying notes to the pro forma are an integral part of this statement.




                   ROCKLAND ELECTRIC COMPANY AND SUBSIDIARIES
             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                                   12 Months             Pro Forma            Pro Forma
                                                              Ended Sep 30, 2000        Adjustments           Combined
                                                              ------------------        -----------           ---------
Operating revenues
     Electric                                                      $ 132,212                                  $ 132,212
     Non-utility                                                         299             $      --                  299
                                                                   ---------             ---------            ---------
               Total operating revenues                              132,511                    --              132,511
                                                                   ---------             ---------            ---------
Operating expenses
     Fuel and purchased power                                         76,968                                     76,968
     Other operations                                                 24,249                                     24,249
     Maintenance                                                       3,764                                      3,764
     Depreciation and amortization                                     4,704                                      4,704
     Taxes, other than federal income tax                              9,886                                      9,886
     Federal income tax                                                3,203                    --                3,203
                                                                   ---------             ---------            ---------
               Total operating expenses                              122,774                    --              122,774
                                                                   ---------             ---------            ---------

Operating income                                                       9,737                    --                9,737
                                                                   ---------             ---------            ---------

Other income (deductions)
    Allowance for equity funds used during construction                   (2)                                        (2)
    Other income less miscellaneous deductions                         3,940                                      3,940
    Taxes other than income taxes                                       (191)                   --                 (191)
    Federal income tax                                                (1,148)                1,785(B)               637
                                                                   ---------             ---------            ---------
               Total other income                                      2,599                 1,785                4,384
                                                                   ---------             ---------            ---------

Income before interest charges                                        12,336                 1,785               14,121
                                                                   ---------             ---------            ---------

Interest charges                                                       3,535                 5,100(C)             8,635
Allowance for borrowed funds used during construction                      1                    --                    1
                                                                   ---------             ---------            ---------
               Net interest charges                                    3,536                 5,100                8,636
                                                                   ---------             ---------            ---------

Net income for common stock                                        $   8,800             $  (3,315)           $   5,485
                                                                   =========             =========            =========

Source: 2000 September Reco Bondholder's Report - Income Statement.
The accompanying notes to the pro forma are an integral part of this statement.


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

Note A. Unaudited Pro Forma Combined Condensed Income Statement

        The following Pro Forma consolidated financial information is based upon historical financial statements of Rockland
        Electric Co. These Pro forma financial statements reflect the $60 million short-term debt issuance at 8.5%

Note B. Income Taxes

        Reflects tax benefit, on an assumed tax rate 35%, from the payments of nine months of interest charges described in
        Note F                                                          $ 1,339

        Tax benefit for full year                                       $ 1,785

Note C. Interest Charges

        Reflects $60 million of short-term debt issued, bearing
        interest over nine months at an effective interest rate of
        8.5%                                                            $ 3,825

        Interest expense for full year                                  $ 5,100

Note D. Cash

        Reflects net increase to cash after payment of interest
        expense for a full year and tax benefit                         $56,685

Note E. Short-term debt

        Reflects increase to short-term debt up to $60 million of the
        aggregate principle amount                                      $60,000

Note F. Stockholders' equity

        Reflects net change to stockholders' equity for interest
        expenses and tax benefit for a full year                        $ 3,315